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Exhibit 16
Former Accountant Letter to SEC



                                    DON FUCHS
                           CERTIFIED PUBLIC ACCOUNTANT
                              1040 EAST 22ND STREET
                               BROOKLYN, NY 11210
                                 (917) 752-1040


December 28, 2004


United States
Securities and Exchange Commission
Washington DC 20549


Re: Form 8-K and 8-K/A dated December 23 and December 27, 2004.


Dear Sirs;

Please be advised that I have reviewed the Form 8-K for Multimedia Tutorial Services, Inc dated December 23 and December 27, 2004 and I agree with the statements and disclosures made therein by Multimedia.



Sincerely,

/s/ Don Fuchs
Don Fuchs